BLUEROCK RESIDENTIAL GROWTH REIT, INC.

2014 EQUITY INCENTIVE PLAN FOR ENTITIES

Article I
DEFINITIONS

1.01.       Affiliate

“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.

1.02.       Agreement

“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Units, an Incentive Award, an Option, SAR or Other Equity-Based Award (including an LTIP Unit) granted to such Participant.

1.03.       Board

“Board” means the Board of Directors of the Company.

1.04.       Change in Control

“Change in Control” means and includes each of the following:

(a)          The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any of its subsidiaries or by the Manager or any of its Affiliates, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.

(b)          Individuals who constitute Incumbent Directors at the beginning of any two-consecutive-year period, together with any new Incumbent Directors who become members of the Board during such two-year period, cease to be a majority of the Board at the end of such two-year period.

(c)          The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i)          the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

(ii)         no Person (other than any employee benefit plan sponsored or maintained by the Successor Entity or the Parent Company) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii)        at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(d)          The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company.

In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in subsection (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.05.       Code

“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.       Committee

“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code (if awards under this Plan are subject to the deduction limitation of Section 162(m) of the Code) and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board.

1.07.       Common Stock

“Common Stock” means the Class A common stock of the Company.

1.08.       Company

“Company” means Bluerock Residential Growth REIT, Inc., a Maryland corporation.

1.09.       Control Change Date

“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions on which the Change in Control occurs.

1.10.       Corresponding SAR

“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11.       Dividend Equivalent Right

“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on shares of Common Stock with respect to specified Performance Units, an Other Equity-Based Award or Incentive Award of units denominated in shares of Common Stock or other Company securities, as determined by the Committee, in its sole discretion. The Committee may provide that such Dividend Equivalent Rights (if any) shall be distributed only when, and to the extent that, the underlying award is vested or earned and also may provide that Dividend Equivalent Rights (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.12.       Effective Date

Subject to the approval of the Plan by the Company’s stockholders in accordance with Article XVIII, “Effective Date” means the date this Plan is adopted by the Board.

1.13.       Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.14.       Fair Market Value

“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.15.       Incumbent Directors

“Incumbent Directors” means individuals elected to the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors serving on the Board at the time of the election or nomination, as applicable, shall be an Incumbent Director. No individual designated to serve as a director by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.04(a) or Section 1.04(c) and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors shall be an Incumbent Director.

1.16.       Incentive Award

“Incentive Award” means an award awarded under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.

1.17.       Individuals Plan

“Individuals Plan” means the Bluerock Residential Growth, Inc. 2014 Equity Incentive Plan for Individuals, as amended from time to time.

1.18.       Initial Value

“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant. Except as provided in Article XII, the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders. In addition, no payment shall be made in cancellation of an SAR without the approval of stockholders if, on the date of cancellation, the Initial Value exceeds Fair Market Value.

1.19.       LTIP Unit

“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

1.20.       Manager

“Manager” means BRG Manager, LLC, a Delaware limited liability company and the Company’s external manager.

1.21.       Offering

“Offering” means the initial public offering of Common Stock registered under the Securities Act of 1933, as amended.

1.22.       OP Units

“OP Units” means units of limited partnership interest of the Operating Partnership.

1.23.       Operating Partnership

“Operating Partnership” means Bluerock Residential Holdings, L.P., a Delaware limited partnership and the Company’s operating partnership.

1.24.       Option

“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.25.       Other Equity-Based Award

“Other Equity-Based Award” means any award other than an Incentive Award, an Option, SAR, a Performance Unit award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including securities convertible into Common Stock) or other equity interests, including LTIP Units.

1.26.       Participant

“Participant” means the Manager and any other entity that provides services to the Company or an Affiliate of the Company (including an entity that provides services to the Company or an Affiliate of the Company by virtue of its providing services to the Manager or an Affiliate of the Manager), and that satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Units or a Stock Award, an Incentive Award, Option, SAR, Other Equity-Based Award or a combination thereof.

1.27.       Performance Units

“Performance Units” means an award, in the amount determined by the Committee, stated with reference to a specified or determinable number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the value of an equal number of shares of Common Stock on the date of payment.

1.28.       Plan

“Plan” means this Bluerock Residential Growth REIT, Inc. 2014 Equity Incentive Plan for Entities, as amended from time to time.

1.29.       REIT

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.30.       SAR

“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.31.       Stock Award

“Stock Award” means shares of Common Stock awarded to a Participant under Article VIII.

Article II
PURPOSES

This Plan is intended to assist the Company and its Affiliates in securing and retaining the services of entities that provide services to the Company or an Affiliate of the Company with ability and initiative by enabling such entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. This Plan is intended to permit the grant of Options, SARs, Stock Awards, Performance Units, Incentive Awards and Other Equity-Based Awards in accordance with this Plan and any procedures that may be established by the Committee.

Article III
ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have authority to grant SARs, Stock Awards, Performance Units, Incentive Awards, Options and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Units, an Incentive Award or an Other Equity-Based Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under this Plan); and to make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s determinations under this Plan (including without limitation, determinations of the entities to receive awards under this Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among entities who receive, or are eligible to receive, awards under this Plan, whether or not such entities are similarly situated. The express grant in this Plan of any specific power to the Committee with respect to the administration or interpretation of this Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of this Plan. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Incentive Award, Stock Award, Other Equity-Based Award or award of Performance Units. All expenses of administering this Plan shall be borne by the Company.

Article IV
ELIGIBILITY

The Manager and any entity that provides significant services to the Company or an Affiliate of the Company (including an entity that provides services to the Company or an Affiliate of the Company by virtue of its providing services to the Manager or an Affiliate of the Manager) is eligible to participate in this Plan if the Committee, in its sole reasonable discretion, determines that the participation of such entity is in the best interest of the Company.

Article V
COMMON SHARES SUBJECT TO PLAN

5.01.       Common Shares Issued

Upon the award of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an Incentive Award or an award of Performance Units, the Company may deliver (and shall deliver if required under an Agreement) to the Participant shares of Common Stock from its authorized but unissued Common Shares. Upon the exercise of any Option or SAR, the Company may deliver, to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Shares.

5.02.       Aggregate Limit

(a)          The maximum aggregate number of shares of Common Stock that may be issued under this Plan (pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units) together with the number of shares of Common Stock issued under the Individuals Plan (pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units granted under the Individuals Plan) is equal to 1.6 million shares; provided, however, that if an Offering is completed before December 31, 2014, and 8% of the number of shares of Common Stock sold by the Company in the Offering (including any shares of Common Stock sold by the Company to an underwriter pursuant to the underwriter’s exercise of its additional allotment option) is less than 1.6 million shares, then the maximum aggregate number of shares of Common Stock that may be issued under this Plan and the Individuals Plan shall be reduced to that number of shares equal to 8% of the number of shares of Common Stock sold by the Company in the Offering (including any shares of Common Stock sold by the Company to an underwriter pursuant to the underwriter’s exercise of its additional allotment option). Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of Common Shares that may be issued under this Plan and the Individuals Plan on a one-for-one basis, i.e., the grant of each LTIP Unit shall be treated as an award of a share of Common Stock.

(b)          The maximum number of shares of Common Stock that may be issued under this Plan and the Individuals Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XII.

5.03.       Reallocation of Shares

If any award or grant under this Plan or the Individuals Plan (including LTIP Units) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Stock, then any shares of Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Incentive Awards and Performance Units under this Plan or the Individuals Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award under this Plan or the Individuals Plan shall be available for future grants or awards. If shares of Common Stock are issued in settlement of an SAR granted under this Plan or the Individuals Plan, the number of shares of Common Stock available under this Plan and the Individuals Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under this Plan and the Individuals Plan.

Article VI
OPTIONS

6.01.       Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

6.02.       Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except as provided in Article XII, the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders. In addition, no payment shall be made in cancellation of an Option without the approval of stockholders if, on the date of cancellation, the Option Price exceeds Fair Market Value.

6.03.       Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.       Transferability

Any rights or restrictions with respect to the ability of the holder of any Option granted under this Plan to transfer such Option shall be set forth in the Agreement relating to such grant.

6.05.       Service Provider Status

In the event that the terms of any Option provide that it may be exercised only during continued service or within a specified period of time after termination of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the Option.

6.06.       Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.

6.07.       Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of shares of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.

6.08.       Stockholder Rights

No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.

Article VII
SARS

7.01.       Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

7.02.       Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.       Transferability

Any rights or restrictions with respect to the ability of the holder of any SAR granted under this Plan to transfer such SAR shall be set forth in the Agreement relating to such grant.

7.04.       Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.

7.05.       Service Provider Status

If the terms of any SAR provide that it may be exercised only during continued service or within a specified period of time after termination of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the SAR.

7.06.       Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share of Common Stock will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.07.       Stockholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

Article VIII
STOCK AWARDS

8.01.       Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.

8.02.       Vesting

The Committee, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the business of the Company or an Affiliate of the Company or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.

8.03.       Service Provider Status

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent temporary interruptions of continuous service shall affect the Stock Award.

8.04.       Stockholder Rights

Unless otherwise specified in accordance with the applicable Agreement, while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares of Common Stock; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of any certificates representing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

Article IX
PERFORMANCE UNIT AWARDS

9.01.       Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an award of Performance Units is to be made and will specify the number of shares of Common Stock or other securities or property covered by such awards and the terms and conditions of such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.

9.02.       Earning the Award

The Committee, on the date of the grant of an award, shall prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee.

9.03.       Payment

In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of shares of Common Stock, by the delivery of other securities or property or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof. The amount payable when an award of Performance Units is earned shall be paid in a lump sum.

9.04.       Stockholder Rights

A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Units is earned and settled in shares of Common Stock. After an award of Performance Units is earned and settled in Common Stock, a Participant will have all the rights of a stockholder of the Company.

9.05.       Transferability

Any rights or restrictions with respect to the ability of the holder of any Performance Unit granted under this Plan to transfer such Performance Unit shall be set forth in the Agreement relating to such grant.

9.06.       Service Provider Status

In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall effect the Performance Unit award.

Article X
OTHER EQUITY–BASED AWARDS

10.01.     Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards and the terms and conditions of such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

10.02.     Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under this Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under this Plan.

10.03.     Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any shares of Common Stock that are issued on account of the conversion of LTIP Units into shares of Common Stock shall not be issued under this Plan, i.e., the conversion shall not reduce the number of shares of Common Stock available for issuance under the Plan or the Entities Plan. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04.     Service Provider Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during continued service or within a specified period of time after termination of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the Other Equity-Based Award.

10.05.     Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.

Article XI
INCENTIVE AWARDS

11.01.     Award

In accordance with the provisions of Articles III and IV, the Committee will designate each entity to whom an Incentive Award is to be made and will specify the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.

11.02.     Terms and Conditions

The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award.  Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate of the Company, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee. A goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing goals and objectives, the Committee may exclude any or all special, unusual, or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Incentive Award as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of service with the Company or an Affiliate of the Company or that the Company, an Affiliate of the Company, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.

11.03.     Nontransferability

Except to the extent otherwise provided in the applicable Agreement, Incentive Awards granted under this Plan shall, so long as such Incentive Awards are subject to vesting or forfeiture restrictions, be nontransferable except by will or by the laws of descent and distribution.  No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

11.04.     Service Provider Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of continued service, the Committee may decide to what extent temporary interruptions of continuous service shall affect the Incentive Award.

11.05.     Settlement

An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, shares of Common Stock or a combination of cash and Common Stock, as determined by the Committee.

11.06.     Stockholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or an Affiliate of the Company until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

Article XII
ADJUSTMENT UPON CHANGE IN COMMON SHARES

The maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, and the terms of outstanding Stock Awards, Options, SARs, Incentive Awards, Performance Units and Other Equity-Based Awards granted under this Plan and the Entities Plan, shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its shareholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XII by the Board shall be nondiscretionary, final and conclusive.

The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted under this Plan and the Entities Plan, or the terms of outstanding Stock Awards, Incentive Awards, Options, SARs, Performance Units or Other Equity-Based Awards under this Plan and the Entities Plan.

The Committee may make Stock Awards and may grant Options, SARs, Performance Units, Incentive Awards or Other Equity-Based Awards under this Plan and under the Entities Plan in substitution for performance shares, phantom shares, share awards, stock options, share appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of this Plan and the Entities Plan, the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options or Performance Units granted under this Plan or the Entities Plan shall be as the Committee, in its discretion, determines is appropriate.

Article XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when a Stock Award is granted, a Performance Unit, Incentive Award or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Unit shall be granted, no Common Stock shall be issued, no certificate for Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

Article XIV
GENERAL PROVISIONS

14.01.     Effect on Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any entity any right to continue in the service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the service of any entity at any time with or without assigning a reason therefor.

14.02.     Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03.     Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. Nevertheless, the tax treatment of the benefits provided under this Plan or any Agreement is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of service and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)).

14.04.     Withholding Taxes

Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in this Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award, Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the number of shares of Common Stock which may be withheld, surrendered or reduced shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding, surrender or reduction equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such supplemental taxable income.

14.05.     REIT Status

This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

14.06.     Elections Under Section 83(b)

No Participant may make an election under Section 83(b) of the Code with respect to the grant of any award, the vesting of any award, the settlement of any award or the issuance of Common Stock under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion.

Article XV
CHANGE IN CONTROL

15.01.     Impact of Change in Control.

Upon a Change in Control, (i) all outstanding Options and SARs shall be fully vested and exercisable, (ii) outstanding Stock Awards shall be transferable and nonforfeitable and (iii) outstanding Performance Units, Incentive Awards and Other Equity-Based Awards shall be earned and nonforfeitable in their entirety.

15.02.     Assumption Upon Change in Control.

In addition to the vesting of awards under Section 15.01, in the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Incentive Award, Performance Unit or Other Equity-Based Award shall be assumed by, or a substitute award granted by, the Successor Entity (or, if applicable, the Parent Company) in the Change in Control; provided however, (a) such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award being assumed or substituted, and (b) the assumed or substituted award shall be immediately vested and shall have a value (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs), as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

15.03.     Cash-Out Upon Change in Control.

In addition to the vesting of awards under Section 15.01, in the event of a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Stock Award and Performance Unit, Incentive Award and Other Equity-Based Award shall be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control transaction or, in the case of an Incentive Award, the entire amount that can be paid under the Incentive Award. Except as provided in the preceding sentence with respect to the Incentive Awards, the amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) for each share of Common Stock subject to a Stock Award, Performance Unit or Other Equity-Based Award, the same price per share received by stockholders in the Change in Control for each share of Common Stock or (iii) the value of the other securities or property in which the Performance Unit or Other Equity-Based award is denominated. If the option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 15.03 without any payment to the Participant.

15.04.     Limitation of Benefits

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 15.04, the Parachute Payments will be reduced pursuant to this Section 15.04 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 15.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 15.04 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.

For purposes of this Section 15.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 15.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 15.04, the limitations and provisions of this Section 15.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification or other payment for any liability that the Participant may incur under Code Section 4999. This Section 15.04 shall not limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

Article XVI
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed or if the amendment would materially increase the benefits accruing to Participants under this Plan, materially increase the aggregate number of shares of Common Stock that may be issued under this Plan and the Entities Plan (except as provided in Article XII) or materially modify the requirements as to eligibility for participation in this Plan.

Article XVII
DURATION OF PLAN

No Stock Award, Performance Unit Award, Incentive Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after the day before the tenth anniversary of the Effective Date. Stock Awards, Performance Unit awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

Article XVIII
EFFECTIVENESS OF PLAN

Options, SARs, Stock Awards, Performance Unit Awards, Incentive Awards and Other Equity-Based Awards may be granted under this Plan on and after the Effective Date, subject to the approval of the stockholders of the Company within twelve months before or after the date that this Plan is adopted by the Board, provided that no award shall be exercisable, vested or settled until such stockholder approval is obtained.

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